Exhibit 5.2

CONSENT OF EXPERT

April 25, 2016

United States Securities and Exchange Commission

Ladies and Gentlemen,

Re:	Registration Statement on Form F-10 (the “Registration Statement”) of Endeavour Silver Corp. (the “Company”).

We hereby consent to the reference to our name under the heading “Description of Debt Securities – Enforcement of Civil Liabilities” in the prospectus contained in the Registration Statement.

/s/ Koffman Kalef LLP

Koffman Kalef LLP